UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2000

STEWART ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
LOUISIANA (State or other jurisdiction of incorporation)	0-19508 (Commission File Number)	72-0693290 (I.R.S. Employer Identification No.)

110 Veterans Memorial Boulevard
Metairie, Louisiana 70005
(Address of principal executive offices) (Zip Code)

(504) 837-5880
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.	Other Events

On December 11, 2000, the Company issued the following press release.

CONTACT:	William E. Rowe Stewart Enterprises, Inc. 110 Veterans Memorial Boulevard Metairie, Louisiana 70005 504/837-5880

FOR IMMEDIATE RELEASE

STEWART ENTERPRISES ANNOUNCES CLASS ACTION LAWSUITS DISMISSED

Metairie, Louisiana, December 11, 2000... Stewart Enterprises, Inc. (Nasdaq NMS: STEI) today announced that the United States District Court for the Eastern District of Louisiana has granted its motion to dismiss the consolidated complaint arising from 16 putative securities class action lawsuits that were filed in the fall of 1999 against the Company, certain of its directors and officers, and the lead underwriters in the Company's January, 1999 common stock offering.

The court dismissed the complaint against all defendants for failure to state a claim. In the conclusion to a lengthy opinion, the Court said even if it were: "... viewing the complaint in favor of the plaintiffs and taking all of the facts pleaded in the complaint as true, the court concludes that the plaintiffs can prove no set of facts which would entitle them to relief."

William E. Rowe, President and Chief Executive Officer of the Company said: "We are gratified that the District Court has concluded unequivocally that these complaints are without merit. We hope this decision puts an end to the litigation, but we will continue to defend ourselves vigorously if the plaintiffs choose to appeal."

Founded in 1910, Stewart Enterprises is the third largest provider of products and services in the death care industry in North America, currently owning and operating 627 funeral homes and 163 cemeteries in North America, South America, Europe and the Pacific Rim.

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Statements made herein that are not historical facts are forward-looking statements. The Company's actual results could differ materially due to several important factors including the following: the economy, death rate, competition and consumer preferences in the Company's domestic and foreign markets; the Company's ability to increase prices, retain market share, and meet preneed sales targets; financial market conditions, including stock and bond prices and interest rates; the Company's ability to access capital markets including the secondary equity and debt markets; the Company's ability to achieve economies of scale and manage growth; the performance of acquired businesses; the Company's success with its internal growth strategies, operating initiatives, and cash flow initiatives; the effects and timing of possible asset sales and the implementation of SAB 101; the Company's ability to enter new markets; the effect of unanticipated legal proceedings and unanticipated outcomes of legal proceedings; and changes in accounting policies and practices adopted voluntarily or required to be adopted by generally accepted accounting principles. Such factors, and others, are more fully described in Item 5 of the Company's Form 10-Q for the quarter ended July 31, 2000. The Company assumes no obligation to update information contained herein.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART ENTERPRISES, INC.
December 11, 2000	/s/ MICHAEL G. HYMEL Michael G. Hymel Vice President - Corporate Controller and Chief Accounting Officer